Exhibit 3.11

RESTATED ARTICLES OF INCORPORATION

(with amendments)

OF

GEOPHYSICAL OPERATIONS, INC.

1.                                      Geophysical Operations, Inc. (the “Corporation”), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof. The original Articles of Incorporation were filed by the Secretary of State on the 18th day of November, 1997.

2.                                      (a)                          The Articles of Incorporation of the Corporation are amended by these Restated Articles of Incorporation to change the Name of Corporation..

(b)                          The amended articles of Articles of Incorporation shall be and reads as follows;

(1)                 ARTICLE ONE, Name: “The name of the Corporation is Grant Geophysical Corp.”

3.                                      Such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and such amendment made by the Restated Articles of Incorporation was duly adopted by the shareholders of the Corporation on the 20th day of November, 1997.

4.                                       (a)                                  The number of shares outstanding was 2,000, and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 2,000.

(b)                                  All of the shareholders entitled to vote with respect thereto have signed a consent in writing to the adoption of such Restated Articles of Incorporation as so amended.

5.                                      The Articles of Incorporation of the Corporation, and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof as further amended as set forth above:

ARTICLE ONE

Name

The name of the Corporation is: GRANT GEOPHYSICAL CORP.

ARTICLE TWO

Duration

The period of the duration of the Corporation is perpetual.

ARTICLE THREE

Purposes

The purpose or purposes for which the Corporation is organized are to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

Authorized Shares

The aggregate number of shares which the Corporation shall have authority to issue is Two Thousand (2,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

Initial Consideration For Issuance of Shares

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of Two Thousand Dollars ($2,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX

Registered Office and Agent

The street address of the initial registered office of the Corporation is c/o C T CORPORATION SYSTEM. 811 Dallas Avenue, Houston, Texas 77002 and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SEVEN

Directors

The number of directors of the Corporation may be fixed by the by laws. The number of directors constituting the initial Board of Directors of the corporation is three (3) and the name and address of each person who is to serve as a director until the first annual meeting of the shareholders of the Company or until a successor is elected and qualified is:

Name	Address

Larry E. Lenig, Jr.	131 Plantation Houston, Texas 77024

Michael P. Keiman	4311 Lampton Circle Bellaire, Texas 77401

D. Hugh Fraser	3618 University Houston, Texas 77005

W. Jay Jones	1602 Enclave Parkway #2306 Houston, Texas 77077

Dated this 13th day of February, 1998

Grant Geophysical Corp.

W. JAY JONES
SECRETARY

ARTICLES OF MERGER

OF

SOLID STATE GEOPHYSICAL CORP.

INTO

GRANT GEOPHYSICAL CORP.

Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, Grant Geophysical Corp. (“Parent Corporation”), a business corporation under the laws of the State of Texas, and owning at least ninety percent (90%) of the shares of Solid State Geophysical Corp. (“Subsidiary Corporation”), a business corporation organized under the laws of the State of Colorado, hereby executes the following Articles of Merger.

1.                          The following is a copy of a resolution of Grant Geophysical Corp. adopted on the 20th day of December, 1990, and in accordance with the laws of its jurisdiction and its constituent documents:

“That the Parent Corporation shall, effective December 31, 1998, merge into itself its wholly-owned subsidiary, Solid State Geophysical Corp. (“Subsidiary Corporation”), by cancellation of all of the shares of common stock of Subsidiary Corporation held by the Parent Corporation.  The Parent Corporation shall be the surviving entity as a result of such merger.”

2.                          The total number of percentage of outstanding shares identified by class, series or group of the Subsidiary Corporation and the number or percentage of shares in each class, series or group owned by the Parent Corporation is:

Class, Series	Number or Percentage of	Number or Percentage of
or group	Shares Outstanding	Shares Owned by Parent

Common	2,000	2,000

3.                          The Parent Corporation, as the surviving entity, will be responsible for the payment of all fees and franchise taxes of the merged corporations and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

Dated:  December 28, 1998

GRANT GEOPHYSICAL CORP.

By:
Michael P. Keiman
Vice President

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is	Grant Geophysical Corp.

The entity’s file number is	1467633-00

2.                                       The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)

811 Dallas Avenue, Houston, Texas 77002

3.                                       The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)                        “

1021 Main Street, Suite 1150, Houston, Texas 77002

4.                                       Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	June 16, 2000

C T CORPORATION SYSTEM
Name of registered agent

Signature of registered agent

IF THE ENTITY REPRESENTED IS A LIMITED PARTNERSHIP, COMPLETE THE FOLLOWING ACKNOWLEDGEMENT. AN ACKNOWLEDGEMENT IS NOT REQUIRED IF THE ENTITY IS A CORPORATION, FINANCIAL INSTITUTION OR A LIMITED LIABILITY COMPANY.

State of	§
County of	§

This instrument was acknowledged before me on by

(Notary Seal)

Signature of Notary

Notary Public, State of

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

GRANT GEOPHYSICAL CORP.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Business Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Grant Geophysical Corp. (the “Corporation”).

ARTICLE TWO

The amendment changes Article One of the Corporation’s Restated Articles of Incorporation that names the Corporation.  Article One in the Restated Articles of Incorporation is amended to read as follows:

“ARTICLE ONE

The name of the Corporation is Geokinetics Management, Inc.”

ARTICLE THREE

The amendment to the Restated Articles of Incorporation has been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

This document becomes effective when the document is filed by the Secretary of State.

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

DATED: October 31, 2007.

GRANT GEOPHYSICAL CORP.

By:
Richard F. Miles, President

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Filed in the Office of the Secretary of the State of Texas Filing #146763300 12/27/2007 Document #197728291109 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.               The name of the entity represented is Geokinetics Management, Inc.

The entity’s filing number is 146763300

2.               The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street, Suite 1150, Houston, TX 77002

3.               The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street Dallas. TX 75201

4.               Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:     12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY